UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  May 22, 2003

STRATEGIC DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

0-5228
(Commission file number)

Delaware	22-1849240
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

3220 Tillman Drive, Suite 200, Bensalem, PA	19020
(Address of principal executive offices)	(Zip Code)

215-633-1900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5.  OTHER EVENTS

On May 22, 2003 Strategic Distribution, Inc. (the “Company”) announced it had agreed to terminate the industrial supply services agreement with El Paso Corporation (EPC), its largest customer.  EPC comprised approximately 18.4% and 13.7% of the Company’s revenues during the three months ended March 31, 2003 and the year ended December 31, 2002, respectively.  A copy of the Company’s press release announcing the EPC contract termination is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)                      Financial statements of business acquired

Not applicable

(b)                     Pro forma financial information

Not applicable

(c)                      Exhibits:

99.1                                       Press Release issued by the Company on May 22, 2003 announcing the termination of the EPC industrial supply services agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Strategic Distribution, Inc.

Date: June 2, 2003	By:	/s/ Donald C. Woodring
Donald C. Woodring, President and Chief Executive Officer

Date: June 2, 2003	By:	/s/ Richard S. Martin
Richard S. Martin, Chief Financial Officer

EXHIBIT INDEX

99.1                                                         Press Release issued by the Company on May 22, 2003 announcing the termination of the EPC industrial supply services agreement.